                                                                     Exhibit 4.1


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of September 29, 2000 among Alteon Inc., a Delaware corporation (the "Company"), and each of the purchasers executing this Agreement and listed on Exhibit A attached hereto (collectively, the "Purchasers")

         This Agreement is being entered into pursuant to the Common Stock and Warrant Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (the "Purchase Agreement").

         The Company and the Purchasers hereby agree as follows:

         1. Definitions Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" shall have the meaning set forth in Section 3(m).

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Blackout Period" shall have the meaning set forth in Section 3(n).

                  "Board" shall have the meaning set forth in Section 3(n).

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of California generally are authorized or required by law or other government actions to close.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's Common Stock, par value $0.01 per share.

                  "Effectiveness Date" means with respect to the Registration Statement the 120th day following the date of the First Tranche closing pursuant to the Purchase Agreement (the "First Tranche Closing Date").

                  "Effectiveness Period" shall have the meaning set forth in
Section 2.

                  "Event" shall mean any one or more of the following:

                           (i) the Registration Statement is not filed on or prior to the Filing Date, or is not declared effective by the Commission on or prior to the Effectiveness Date (or in the event an additional Registration Statement is filed because the actual number of Shares and Warrant Shares exceeds the number of shares of Common Stock initially registered is not filed and declared effective within the time periods set forth in Section 2) (such an Event called a "Non-Registration Event"), or

                           (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12dl-2 promulgated under the Exchange Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or

                           (iii) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or

                           (iv) trading in the Common Stock is suspended for any reason for more than three (3) Business Days in the aggregate, or

                           (v) the rights of the Holders of the Warrants are suspended for any reason, or

                           (vi) the Company has breached Section 3(n) of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Filing Date" means the 45th day following the First Tranche Closing Date.

                  "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities, including without limitation the Purchasers and their assignees.

                  "Losses" shall have the meaning set forth in Section 5(a).

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Purchase Agreement" has the meaning set forth in the preamble of this Agreement.

                  "Registrable Securities" means (i) the Shares (as defined in the Purchase Agreement), and upon any stock split, stock dividend, recapitalization or similar event with respect to such Shares (ii) any other dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities, and (iii) any Common Stock issued as liquidated damages hereunder.

                  "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre-and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Special Counsel" means any special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.

         2. Registration. On or prior to the Filing Date, the Company shall prepare and file with the Commission a "shelf" Registration Statement covering all Registrable Securities for an offering to be made by the Holders on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 (or on another form appropriate for such registration in accordance herewith). The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 12dl-2 promulgated under the Exchange Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not be subject to further review) prior to the Effectiveness Date and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which all the Registrable Securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").

         3. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form S-1 (or on another form appropriate for such registration in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holders and any Special Counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders and such Special Counsel, and (ii) at the request of any Holder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or any Special Counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof.

                  (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;
(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders of Registrable Securities to be sold and any Special Counsel as promptly as possible but, in the event of any filing by the Company, no less than five (5) Business Days prior to such filing, and confirm such notice in writing no later than one (1) Business Day following such filing:

                           (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;

                           (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and

                           (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective:

                                    (i) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

                                    (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

                                    (iii) if at any time any of the
                                    representations and warranties of the
                                    Company contained in any agreement
                                    contemplated hereby ceases to be true and correct in all material respects;

                                    (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

                                    (v) of the occurrence of any event that
                                    makes any statement made in the Registration
                                    Statement or Prospectus or any document
                                    incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (e) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Holders shall reasonably request and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (f) Furnish to each Holder and any Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                  (g) Promptly deliver to each Holder and any Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request (provided that issuance of certificates so registered would not violate the Securities Act) at least two (2) Business Days prior to any sale of Registrable Securities.

                  (j) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Use its reasonable best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on The American Stock Exchange, NASDAQ (NML or Small Cap) or the New York Stock Exchange as and when required pursuant to the Purchase Agreement.

                  (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (m) (i) Require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

                      (ii) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                           (iii)  Each Holder covenants and agrees that:

                                    (A) it will not sell any Registrable
                                    Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c); and

                                    (B) it and its officers, directors or
                                    Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                           (iv) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

                  (n) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would then be required to disclose under the Registration Statement, then the Company may postpone or suspend the filing or effectiveness of a registration statement, or require the holders to refrain from making sales under the Registration Statement (if it is then effective) for a period not to exceed 20 consecutive days (a "Blackout Period"), provided that the Company may not postpone or suspend its obligation under this Section 3(n) for more than 45 days in the aggregate during any 12 month period; and provided, further, that any one Blackout Period must be separated from each prior and subsequent Blackout Period by a period of at least 15 days.

                  Neither the Board nor the Company may impose any Blackout Period on the Holders unless trading by officers and directors of the Company in securities of the Company is suspended during such period in accordance with standard Company policy and procedures. Notwithstanding the foregoing, the Company is not authorized or obligated to impose any Blackout Period on the Purchasers on account of any similar restraints or prohibitions which may be applicable to its executive officers or directors.

         4. Registration Expenses

                  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The American Stock Exchange and each other securities exchange, quotation system, market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, (C) with respect to filings required to be made with The American Stock Exchange and any other securities exchange, quotation system, market or over-the-counter bulletin board and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters) and legal counsel. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

         5. Indemnification

         (a) Generally. (i) The Company agrees to indemnify and hold harmless each Purchaser (which term, for purposes of this Section 5, includes each Purchaser and its respective directors, partners, members, managers, officers and employees), from and against (A) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Purchaser in any manner relating to or arising out of any breach or default of any representation, warranty, covenant or other obligation of the Company under this Agreement, the Purchase Agreement or the Warrants, or
(B) any claim asserted against a Purchaser in such Purchaser's capacity as a holder of the Shares or Warrants by a third party (other than another Purchaser) resulting from or arising out of any acts or omissions by the Company; and the Company will reimburse the Purchaser for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have arisen out of or to have been based upon (A) the Purchaser's gross negligence, bad faith or willful misconduct in its capacity as a holder of the Shares or Warrants, or (B) any untrue statements or omissions made by the Purchaser to the Company in writing for inclusion in the a registration statement of the Company.

                           (ii) Each Purchaser, severally and not jointly,
agrees to indemnify and hold harmless the Company from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Company in any manner relating to or arising out of any breach or default of any representation, warranty, covenant or other obligation of such Purchaser under this Agreement and the Purchase Agreement; and each Purchaser, severally and not jointly, will reimburse the Company for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Purchaser shall be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have arisen out of or to have been based upon (i) the Company's gross negligence, bad faith or willful misconduct, or
(ii) any untrue statements or omissions made by the Company in the a registration statement of the Company.

         (b) Registration. (i) Upon the filing of the Registration Statement, the Company agrees to indemnify and hold harmless the Purchaser, each underwriter, broker or dealer, if any, and their respective directors, officers and employees, and each other Person, if any, who controls the Purchasers (or an assignee thereof), within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Purchaser or such underwriter, broker or dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration and will reimburse the Purchaser, each such underwriter, broker or dealer and controlling Person, and their respective directors, officers or employees, for any legal or other expenses reasonably incurred by any such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability are found in a final non appealable judgment by a court to have arisen out of or to have been based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser or such underwriter, broker, dealer or controlling Person for use in the preparation thereof.

                           (ii) Upon the filing of the Registration Statement,
each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact which was provided by such Purchaser to the Company and is contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or (B) the omission or alleged omission to state in any registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by such Purchaser of any rule or regulation under the Securities Act applicable to the Purchaser or relating to any action or inaction required by the Purchaser in connection with any such registration, and such Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Purchaser will not be liable in any such case to the extent that any such loss, claim, damage or liability is found in a final non-appealable judgment by a court not to have arisen out of or not to have been based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser.

         (c) Procedure. (i) Any party entitled to indemnification under this
Section 5 (an "Indemnified Party") will give written notice to the party which is required to indemnify it (the "Indemnifying Party") of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice.

                           (ii) In case any action, proceeding or claim is
brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the Indemnifying Party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the Indemnifying Party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.

                           (iii) In any event, unless and until the Indemnifying
Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party fully apprized at all times as to the status of the defense or any settlement negotiations with respect thereto.

                           (iv) If the Indemnifying Party elects to defend any
such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. Provided that the Indemnifying Party has timely assumed the defense of any action, claim or proceeding, the Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.

                           (v) Notwithstanding anything in this Section 5 to the
contrary, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (A) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (B) any liabilities the indemnifying party may be subject to pursuant to the law.

         (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to the Indemnified Party, in respect of any losses, claims, damages or liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnifying Party as a result of such losses, claims, damages or liabilities (A) as between the Indemnifying Party and the Indemnified Parties in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying and Indemnified Parties from the offering of the Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (B) as between the Indemnifying and Indemnified Parties in such proportion as is appropriate to reflect the relative fault of such parties in connection with such statements or omissions, as well as any other relevant equitable considerations.

         (e) Survival of Indemnification. The indemnity and contribution agreements contained in this Section 5 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified or Indemnifying Party or the consummation of the sale or successive resales of the Shares or the Warrants.

         6. Rule 144. As long as any Holder owns Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.

         7. Miscellaneous.

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries is, as of the date hereof, a party to or bound by, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement or other obligation, that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth in the Purchase Agreement, neither the Company nor any of its subsidiaries is a party to or bound by any agreement or other obligation granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

                  (c) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

                  (d) Intentionally omitted.

                  (e) Failure to File Registration Statement and Other Events.

                           (i) The Company and the Holders agree that the Holders will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if an Event occurs on account of any material act or omission of the Company, then the Company shall pay in cash or Common Stock as liquidated damages for such failure and not as a penalty to each Holder an amount equal to two percent (2%) of such Holder's pro rata share of the purchase price paid at the First Tranche Closing by all Holders for Shares then held by them pursuant to the Purchase Agreement for the initial thirty (30) day period until the applicable Event has been cured, which shall be pro rated for such periods less than thirty (30) days, and two percent (2%) of such Holder's pro rata share of the purchase price paid at the First Tranche Closing by all Holders for Shares then held by them pursuant to the Purchase Agreement for each subsequent thirty (30) day period until the applicable Event has been cured which shall be pro rated for such periods less than thirty days (the "Periodic Amount"). Payments to be made pursuant to this Section 7(e) shall be due and payable immediately upon demand in immediately available cash funds or, at the election of the Company if the Company then has sufficient authorized but unissued and unreserved shares of its Common Stock, in Common Stock.

                           (ii) The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Holders if the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period or if any other Event as described herein has occurred.

                           (iii) If a Non-Registration Event has occurred AND no other Event has occurred, then liquidated damages shall not accrue on such number of Shares as are eligible for sale under Rule 144 for such period or periods of eligibility.

                           (iv) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement or the Warrants, if a Non-registration Event has occurred as a result of any action or omission by any Holder, then liquidated damages shall not accrue to any Holder as a result of such Event.

                           (v) If an Event has occurred other than on account of an act or omission by the Company or any Holder, then the liquidated damages payable under Subparagraph (i) above shall be calculated based upon one (1%) percent rather than two (2%).

                           (vi) If a Non-registration Event has occurred as a result of questions, issues or comments by the Commission regarding the two-tranche structure of the transactions contemplated by the Purchase Agreement, then no liquidated damages shall be payable under Subparagraph (i) above on account of such Event.

                  (f) Governing Law, Specific Enforcement, Consent to Jurisdiction.

                           (i) This Agreement shall be governed by and construed
in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof.

                           (ii) The Company and the Holders acknowledge and
agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Purchase Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                           (iii) Each of the Company and the Holders (A) hereby
irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York City, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement, and (B) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(f) shall affect or limit any right to serve process in any other manner permitted by law.

                  (g) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in writing signed by the Company and each of the Holders.

                  (h) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., pacific time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., pacific time, on any date and earlier than 11:59 p.m., pacific time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Exhibit A attached hereto, or with respect to the Company, addressed to:

                  Alteon Inc.
                  170 Williams Drive
                  Ramsey, New Jersey 07446
                  Attn.: Kenneth I. Moch, President and Chief Executive Officer
                  Tel.: 201-934-5000
                  Fax: 201-934-8880

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Smith, Stratton, Wise, Heher & Brennan, Att'n: Richard J. Pinto, Esq., Facsimile No. 609-987-6651. Copies of notices to any Holder shall be sent to the addresses listed on Exhibit A attached hereto, if applicable. Copies of notices to the Holder shall be sent to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, Attention: Robert L. Lawrence, Esq., Facsimile No.: (212) 245-3009.

                  (i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

                  (j) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Registrable Securities or Warrants if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 7(j), the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (m) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (n) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (o) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (p) Notice of Effectiveness. Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit B.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

PURCHASERS:                                                THE COMPANY:
-----------                                                ------------
NARRAGANSETT I, LP                                         ALTEON INC.

By: /S/ Joseph L. Dowling III                               By: /S/ Kenneth I. Moch
   ---------------------------------------                     ---------------------------------------
   Joseph L. Dowling III,                                      Kenneth I. Moch,
   Managing Member                                             Chief Executive Officer

NARRAGANSETT OFFSHORE, LTD.

By: /S/ Joseph L. Dowling III
   ---------------------------------------
   Joseph L. Dowling III,
   Managing Member

EGM MEDICAL TECHNOLOGY FUND, L.P.

By: /S/ Guy R. Scott
   ---------------------------------------
   Guy R. Scott, Chief Investment Officer

EGM MEDICAL TECHNOLOGY OFFSHORE FUND

By: /S/ Guy R. Scott
   ---------------------------------------
   Guy R. Scott, Chief Investment Officer

S.A.C. CAPITAL ASSOCIATES, LLC,

By:  S.A.C. Capital Advisors, LLC, its
investment advisor

By: /S/ Peter Nussbaum
   ---------------------------------------
   Peter Nussbaum, General Counsel

SDS MERCHANT FUND, LP

By: /S/ Steven Derby
   ---------------------------------------
   Steven Derby, Managing Member

HERRIOT TABUTEAU

By: /S/ Herriot Tabuteau
   ---------------------------------------
   Herriot Tabuteau

                                    EXHIBIT B
                         FORM OF NOTICE OF EFFECTIVENESS

                            OF REGISTRATION STATEMENT

[Name and Address of Transfer Agent]


                  RE:      ALTEON INC.

Dear [______]:

         We are counsel to Alteon Inc., a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Common Stock and Warrant Purchase Agreement (the "PURCHASE AGREEMENT") dated as of September __, 2000 by and among the Company and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders shares of the Company's common stock, par value $.0.01 per share (the "COMMON STOCK"), and warrants to purchase shares of the Common Stock (the "WARRANTS"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issued pursuant to the Purchase Agreement and issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2000, the Company filed a Registration Statement on Form S-1 (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                        Very truly yours,


                                        By:
                                            --------------------------------
cc:      [LIST NAMES OF HOLDERS]